UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/06/2007

Nektar Therapeutics
(Exact name of registrant as specified in its charter)

Commission File Number:  0-24006

Delaware	94-3134940
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

201 Industrial Road, San Carlos, CA 94070
(Address of principal executive offices, including zip code)

(650) 631-3100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 7, 2007, the Board of Directors of Nektar Therapeutics ("Nektar or the Company") established the corporate objectives for the second half 2007 performance period (July 1 through December 31, 2007) under Nektar's Discretionary Performance-Based Incentive Compensation Policy ("Bonus Policy"). These objectives will also be the performance measurement basis for the 2007 annual performance bonus for Howard W. Robin, the President and Chief Executive Officer of Nektar. A summary of the 11 objectives with the associated weight of each objective is as follows:

1. An objective related to supporting the commercial success of Exubera (10%)

2. Development objective related to a next-generation pulmonary insulin development program (15%)

3. Clinical development objective related to NKTR-061 (inhaled amakacin) (10%)

4. Clinical development objective related to NKTR-118 (pegylated nalaxol) (10%)

5. Clinical development objective related to NKTR-102 (pegylated irinotecan) (20%)

6. Regulatory objective related to NKTR-203 (basal insulin) (5%)

7. A business development objective related to Nektar's PEGylation Technology platform (5%)

8. A business development objective related to Nektar's Pulmonary Technology platform (20%)

9. Financial objective related to reduction of ongoing annual cash expenditures (20%)

10. An organizational development objective (10%)

11. An objective related to corporate communications (5%)

The achievement of all of the above corporate objectives would result in a corporate performance measurement of 130% under the Bonus Plan and a significant achievement above the baseline corporate performance expectation. Under the Bonus Plan, the Board of Directors retains the sole discretion to determine corporate performance achievement level for each period.

On June 6, 2007, the Organization and Compensation Committee of the Board of Directors approved a promotion compensation package for Hoyoung Huh M.D., Ph.D., the Company's newly appointed Chief Operating Officer and Head of the PEGylation Business Unit (as disclosed in Nektar's Current Report on Form 8-K filed on May 23, 2007, with the Securities and Exchange Commission). His annual base salary was increased to $475,000 and his annual performance-based bonus compensation target under the Bonus Policy was set at 50% of his annual base salary. In addition, on June 6, 2007, Dr. Huh was granted an option to purchase 100,000 shares of Nektar common stock with such option subject to vesting on a pro-rata monthly basis over a period of 4 years from the grant date.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nektar Therapeutics

Date: June 12, 2007	By:	/s/ Gil M. Labrucherie
Gil M. Labrucherie
Senior Vice President, General Counsel and Secretary